Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-106775, 333-124809, 333-189299, 333-189298, 333-212327 and 333-220019 on Form S-8 of Diodes Incorporated of our report dated December 3, 2020, relating to the consolidated financial statements of Lite-On Semiconductor Corporation and its subsidiaries appearing in this Current Report on Form 8-K dated November 30, 2020.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

December 3, 2020